UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 21, 2016

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CRYOLIFE, INC.

(Exact name of registrant as specified in its charter)
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Florida	1-13165	59-2417093
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1655 Roberts Boulevard, N.W.,  Kennesaw,  Georgia  30144
(Address of principal executive office) (zip code)

Registrant's telephone number, including area code: (770) 419-3355

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(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5	Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 25, 2016, the Board of Directors (the “Board”) of CryoLife, Inc. a Florida corporation (NYSE: CRY) (the “Company”) adopted a new form of change of control agreements, that have a one-year annual renewal term; utilize a double trigger requiring a change of control event and an employment action; provides a change of control severance payment of salary and cash bonus with a 2 times annual multiplier for the CFO, a 1.5 times annual multiplier for Senior Vice Presidents, and a 1 times annual multiplier for Vice Presidents; and, also as part of the change of control severance payment, provides for a period of health care coverage after separation.  On November 21, 2016 our named executive officers executed those new form change of control agreements.  The foregoing summary of the terms of the Change of Control Agreements is qualified in its entirety by reference to the complete text of those Agreements with our named executive officers, copies of which are filed as Exhibits 10.1-10.4 to this Current Report on Form 8-K and incorporated herein by reference. We note that Mr. Mackin has a separate change of control agreement in his employment agreement which will not be replaced.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, CryoLife, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRYOLIFE, INC.

Date: November 22, 2016	By:	/s/ J. Patrick Mackin
	Name:	J. Patrick Mackin
	Title:	Chairman, President and CEO